UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Double Eagle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2121 Avenue of the Stars, Suite 2300 Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one Class A Ordinary Share and one Warrant	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, exercisable for ½ of one Class A Ordinary Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-206356

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, Class A ordinary shares and warrants to purchase Class A ordinary shares of Double Eagle Acquisition Corp. (the “Company”). The description of the units, Class A ordinary shares and warrants to purchase Class A ordinary shares contained under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-206356), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit
No.	Description

3.1	Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-206356), filed with the Securities and Exchange Commission on August 13, 2015).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-206356), filed with the Securities and Exchange Commission on August 28, 2015).

4.2	Specimen Class A Ordinary Share Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-206356), filed with the Securities and Exchange Commission on August 13, 2015).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-206356), filed with the Securities and Exchange Commission on August 13, 2015).

4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-206356), filed with the Securities and Exchange Commission on August 13, 2015).

10.2	Form of Investment Management Trust Agreement Between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-206356), filed with the Securities and Exchange Commission on August 28, 2015).

10.3	Form of Registration Rights Agreement by and among the Registrant, Double Eagle Acquisition LLC and the Holders signatory thereto (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-206356), filed with the Securities and Exchange Commission on August 13, 2015).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 9, 2015

DOUBLE EAGLE ACQUISITION CORP.

By:	/s/ Eli Baker
Name: Eli Baker
Title: Vice President, General Counsel and Secretary

[Signature Page to Form 8-A]